INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-31674, 33-50301, 33-62155, 333-01519, 333-02353, 333-26961, 333-26963, 333-22867, 333-86983, 333-86985, and 333-86987 on Form S-8 and Registration Statements Nos. 333-22867 and 333-69500 on Form S-3 of our reports dated October 23, 2001 appearing and incorporated by reference in this Annual Report on Form 10-K of AGL Resources Inc. for the year ended September 30, 2001.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Atlanta, Georgia

December 18, 2001